Exhibit 10.83

CONSTRUCTION AND TERM LOAN AGREEMENT

THIS CONSTRUCTION AND TERM LOAN AGREEMENT (this “Agreement”) is made as of April 24, 2003 by and between Horizon Group Properties, L.P., a Delaware limited partnership (“Borrower”), and Amster Trading Company Charitable Remainder Unitrust dated March 10, 2003 (“Lender”).

W I T N E S E T H:

WHEREAS, Borrower has fee simple title to the property described on Exhibit A attached hereto (as the description of such land on Exhibit A may be revised, the “Land”) and commonly known as Phase II of Horizon Outlet Center - Tulare; and

WHEREAS, Borrower wishes to borrow certain sums for the purpose of constructing the Improvements; and

WHEREAS, at the completion of the construction of the Improvements and upon the Note Maturity Date, Borrower wishes to replace the Construction Loan with the Term Loan; and

WHEREAS, Lender is willing to make said Loans upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, the sufficiency of which is hereby acknowledged, the parties hereto represent and agree as follows:

ARTICLE I

INCORPORATION AND DEFINITIONS

1.1           Incorporation.  The foregoing recitals and all exhibits hereto are hereby made a part of this Agreement.

1.2           Definitions.  The following terms shall have the following meanings in this Agreement:

Approved Budget:  A Construction Budget prepared by Borrower and approved by Lender reflecting all costs (including without limitation Hard Costs and Soft Costs) required to complete the Improvements, together with all related costs and expenses, and allocating said cost by category and amount as shown on Exhibit D hereto, and any and all amendments or supplements thereto approved in writing by Lender.

Architect:  Mangini and Associates, and any other architects or engineers retained by Borrower in connection with the Project who are approved by Lender (such approval not to be unreasonably withheld).

Architect’s Agreement:  The agreement between Borrower and Architect relating to the design, construction, supervision and other services to be rendered by Architect regarding the Improvements.

Assignment of Plans and Permits: That certain Assignment of Plans, Specifications, Construction and Service Contracts, Licenses and Permits of even date herewith executed by Borrower in favor of Lender.

Assignment of Rents: That certain Assignment of Rents and Leases of even date herewith executed by Borrower in favor of Lender.

Available Funds:  As defined in Section 5.1 hereof.

Awards:  As defined in the Deed of Trust.

Balance:  As defined in Section 5.1 hereof.

Borrower’s Counsel:	Ms. Beth Rubin, Schiff Hardin & Waite
6600 Sears Tower
Chicago, Illinois 60606-6473

Business Day or business day:  Any calendar day other than Saturday, Sunday, or any day which is a legal holiday in, or in which banking institutions are authorized or required by law or governmental action to close in Chicago, Illinois.

Casualty:  As defined in the Deed of Trust.

Completion Date: October 15, 2003.

Condemnation:  As defined in the Deed of Trust.

Construction Contract:  The agreement that Borrower has entered into or will enter into with the Contractor for the construction and equipping of the Improvements and the furnishing of labor and materials for the Project.

Construction Draw:  The first disbursement of proceeds from the Loan used for Hard Costs.

Construction Loan:  A loan in the original principal amount of up to THREE MILLION ONE HUNDRED THOUSAND AND NO/100 Dollars ($3,100,000.00).

Construction Loan Opening:  The initial disbursement of Construction Loan proceeds which shall be made at such time as all of the conditions and requirements of this Agreement required to be performed by Borrower or other parties have been satisfied or performed to Lender’s satisfaction.

Construction Loan Opening Date: The date of the Construction Loan Opening.

Contractor:  Webb and Sons.

Deed of Trust:  That certain Construction Deed of Trust, Security Agreement and Fixture Financing Statement of even date herewith duly executed by Borrower, covering all of the Borrower’s right, title and interest in the Project and granting a first lien on the Project to secure the Obligations.

Default:  Any of the events described in Article X hereof.

Default Rate:  Five percent (5%) per annum plus the Interest Rate then in effect under the Note.

Disbursement:  Any disbursement of proceeds from the Loans.

Environmental Indemnity Agreement:  That certain Environmental Indemnity Agreement of even date herewith executed by Borrower and Guarantor in favor of Lender.

Environmental Reports:  That certain Phase I Environmental Site Assessment of Horizon Outlet Center dated May 2, 1998, prepared by EMG under Project No. 36305.

Extras:  Any labor, material, or other item which when incorporated in the Project will result in an increase in Hard Costs or Soft Costs.

Fund Control: Any fund control company selected by Lender to handle the Disbursements.

Governmental Authority:  The United States of America, the State of Delaware, any other state in which Borrower or any of its members, or any person or entity which is a member of a member of Borrower, is organized or which for any reason has jurisdiction over any of them, the Project, the County of Tulare the City of Tulare the State of California and any political subdivision of any of them, and any court, department, commission, board or similar agency.

Guarantor:  Horizon Group Properties, Inc., a Maryland corporation.

Guaranty: That certain Guaranty of Payment and Performance of even date herewith made by Guarantor for the benefit of Lender.

Hard Costs:  Any and all costs directly related to and incurred or to be incurred in connection with the construction of the Improvements in accord with the Plans, including without limitation, the cost of demolishing any existing improvements and the cost of all labor, materials and equipment incurred pursuant to the Construction Contract or any subcontract, but excluding any fees for architectural or engineering services.

Improvements:  A building which will consist of approximately 33,160 square feet  located on the Land.

Land:  That certain real estate commonly known as Phase II of Horizon Outlet Center - Tulare; and legally described in Exhibit A hereto, together with all improvements located thereon and all easements and other rights appurtenant thereto.

Leases: Each Lease between Borrower, as landlord, and each tenant under such lease as shown on Exhibit E hereto, and any other leases or licenses of any portion of the Project.

Legal Requirements:  Any law, statute, ordinance, order, rule or regulation of any Governmental Authority and any requirements, terms or conditions contained in any restrictions or restrictive covenants affecting the Land or the Improvements, including without limitation zoning, building, environmental, land use, noise abatement, occupational health and safety, sale or offer, pollution control or other laws.

Lender’s Counsel:  Mr. Robert A. Fein, Ulmer & Berne LLP, Penton Media Building, 1300 East Ninth Street, Suite 900, Cleveland, Ohio 44114.

Loan Documents:  This Agreement, the Note, the Deed of Trust, Security Agreement, Financing Statement and Fixture Filing, the Assignment of Rents, the Assignment of Plans and Permits, the Guaranty, the Environmental Indemnity Agreement, and all other documents referred to in Section 4.1 hereof, together with any and all amendments, extensions, modifications or replacements thereof and any other documents at any time given to evidence or secure the Loans.

Loan Expenses:  As defined in Section 2.4(d) hereof.

Loans:  The Construction Loan and the Term Loan, as well as all indebtedness of Borrower to Lender evidenced by or incurred under the Loan Documents.

Note:  That certain Promissory Note of even date herewith from Borrower to Lender in the original principal amount of the Construction Loan and the Term Loan, as such proceeds are disbursed pursuant to this Agreement.

Note Maturity Date: August 1, 2009.

Obligations:  All obligations of Borrower, whether monetary or otherwise, under the Loan Documents.

Permits:  As defined in Section 4.2(k) hereof.

Permitted Exceptions:  The title exceptions specified in Exhibit B hereto.

Plans:  Detailed plans and specifications for the construction of the Project which have been approved by Lender, together with any changes made therein that are permitted under the terms of this Agreement.  The initial Plans are referenced in Exhibit C hereto.

Proceeds:  As defined in the Deed of Trust.

Prohibited Transfer:  As defined in Section 9.2 hereof.

Project:  The Land and the Improvements.

Soft Costs:  All costs incurred or to be incurred in connection with the Project other than Hard Costs, including, without limitation, commissions, appraisal fees, architectural and engineering fees, title and recording charges, special counsel fees and costs, real estate tax and interest reserves, real estate taxes and special assessments becoming due and payable during the term of the Loans, the Loan Expenses and those costs (other than Hard Costs) set forth on the Approved Budget.

Subcontractor:  Any person or entity having a subcontract or subcontracts with the Contractor for the construction, equipping or supplying by such Subcontractor of any portion of the Project.

Survey:  As defined in Section 4.2(b) hereof.

Term Loan:  A loan in the principal amount of up to THREE MILLION ONE HUNDRED THOUSAND AND NO/100 Dollars ($3,100,000.00).  Such term loan will contain a draw feature to facilitate one or more future advances of the Term Loan proceeds after the Term Loan Opening Date.

Term Loan Opening:  The initial disbursement of Term Loan proceeds which shall be made at such time as all of the conditions and requirements of this Agreement required to be performed by Borrower or other parties have been satisfied or performed to Lender’s satisfaction.

Term Loan Opening Date:  The date of the Term Loan Opening.

Title Insurer:  First American Title Insurance Company.

Title Policy:  As defined in Section 4.2(a) hereof.

Transfer:  As defined in Section 9.2 hereof.

ARTICLE II

CONSTRUCTION AND TERM LOANS

2.1           Agreement to Borrow and Lend.  Borrower agrees to borrow from Lender, and Lender agrees to lend to Borrower, the original principal amount of the Construction Loan and the Term Loan, subject to the terms and conditions of this Agreement.

2.2           Construction Loan.  The sum of up to THREE MILLION ONE HUNDRED THOUSAND AND NO/100 Dollars ($3,100,000.00), which shall be disbursed in accordance with the provisions of this Agreement.  The Construction Loan shall be evidenced by the Note, and shall bear interest and be payable as set forth in the Note.

2.3           Conditions Precedent to Construction Loan Disbursements.  No disbursement of Construction Loan proceeds shall be made by Lender to Borrower at any time unless:

(a)           the Loan is in Balance as provided in Section 5.1 hereof;

(b)           no Default has occurred under this Agreement or any of the other Loan Documents, and no event, circumstance or condition has occurred or exists that, with the passage of time or the giving of notice, would constitute a Default under this Agreement or any other Loan Document;

(c)           all representations and warranties made by Borrower to Lender herein or in any other Loan Document continue to be accurate in all material respects; and

(d)           all conditions precedent to such disbursement have been satisfied.

2.4           Construction Loan Disbursements.  The proceeds of the Construction Loan shall be disbursed as follows:

(a)           The Construction Loan Opening shall be made at such time as all of the conditions and requirements of this Agreement required to be performed by Borrower or other parties prior to the Construction Loan Opening have been satisfied or performed.

(b)           All Disbursements of the proceeds from the Construction Loan, shall be made in accordance with Article V hereof.

(c)           If any Construction Loan proceeds are disbursed by Lender either to Fund Control or into escrow, such proceeds shall be considered to be disbursed to Borrower from the date of deposit with Fund Control or such escrow, as applicable, and interest shall accrue on such proceeds from such date.

(d)           Borrower shall pay, and hereby requests and authorizes Lender to make direct advances from the Construction Loan proceeds for payment and reimbursement of, all interest, charges, costs and expenses incurred by Lender in connection with the Construction Loan, including without limitation:  (i) all interest due on the Construction Loan; (ii) all title examination, survey, escrow, filing, search and recording fees and charges; (iii) all fees and disbursements of architects, engineers and appraisers engaged by Lender; (iv) all documentary stamp and other taxes and charges imposed by law on the issuance or recording of any of the Loan Documents; (v) all title, casualty, liability, performance or other insurance or bond premiums; (vi) all reasonable fees and disbursements of Lender’s Counsel related to the Construction Loan or the Term Loan ; and (vii) any amounts required to be paid by Borrower under this Agreement or any of the other Loan Documents after the occurrence of a Default (all of which indicated in this Section 2.4(d) are herein collectively referred to as the “Loan Expenses”).

(e)           Disbursement shall be made for payment of a specified cost of the Project in accordance with the Approved Budget.  Borrower may reallocate funds between line items of the Approved Budget, provided that such reallocation will neither diminish the quality of the Project nor cause any liens to attach to the Project that are superior to Lender’s lien.

2.5           Intentionally omitted.

2.6           Term Loan.  A loan in the original principal amount of THREE MILLION ONE HUNDRED THOUSAND AND NO/100 Dollars ($3,100,000.00), which shall be disbursed in accordance with the provisions of this Agreement.  The Term  Loan shall be evidenced by the Note, and shall bear interest and shall be payable as set forth in the Note.

2.7           Conditions Precedent to Term Loan Disbursement.  Provided the following conditions have been satisfied, Lender agrees, in accordance with the provisions of the Note and this Agreement, to extend to Borrower the Term Loan at the Term Loan Opening:

(a)           no Default has occurred under this Agreement or any of the other Loan Documents, and no event, circumstance or condition has occurred or exists that, with the passage of time or the giving of notice, would constitute a Default under this Agreement or any other Loan Document;

(b)           all representations and warranties made by Borrower to Lender herein or in any other Loan Document continue to be accurate in all material respects; and

(c)           Borrower has satisfied all of the conditions of Section 2.7 hereof.

2.8           Conditions Precedent to Term Loan Opening.  As conditions precedent to the Term Loan Opening, Borrower shall furnish the following to Lender at least one (1) business day prior to the Term Loan Opening or at such time as is set forth below, all of which must be satisfactory to Lender and Lender’s Counsel in form, content and execution:

(a)           Title Policy.  A title insurance policy in the form of an ALTA Loan Policy (the “Term Loan Title Policy”) issued as of the date of the Term Loan Opening by the Title Insurer to Lender in the principal amount of the Note, insuring the Deed of Trust to be a valid first lien on the Project, subject only to the Permitted Exceptions and shall contain such customary endorsements as Lender or Lender’s Counsel shall reasonably require.

(b)           Survey.  A plat of survey (the “Term Loan Survey”) of the Land made by a registered California land surveyor satisfactory to Lender, and specifically showing the following issues:  (i) the location of all buildings, fences and other improvements on the Land, including the Project; (ii) the location of all visible or recorded easements, water courses, drains, sewers, utility lines, public and private roads, rights of way; (iii) if the Land is comprised of more than one parcel, interior lines and other data sufficient to insure contiguity; (iv) the locations of all adjoining streets and parking areas and (v) such additional information which may be reasonably required by the Lender or the Title Insurer.  The Term Loan Survey shall be made in accordance with the current ALTA survey standards, shall be dated not earlier than three (3) months prior to the Term Loan Opening, shall bear a proper certificate by the surveyor regarding compliance with the standards enumerated above, shall include the legal description of the Land, and shall run in favor of Borrower, Lender and Title Insurer.

(c)           Insurance Policies.  Insurance policies with premiums prepaid in companies, forms, amounts and coverages customary for developments similar to the Project.

(d)           Permits, Licenses, Utilities and Tests.  Evidence satisfactory to Lender that:

(i)            all governmental permits and licenses, including, without limitation, a permanent certificate of occupancy issued by the appropriate Governmental Authority authorizing occupancy and operation of the Project have been issued and are in full force and all fees therefor have been fully paid (excluding certificates of occupancy for individual tenant spaces which are either not subject to a lease or for which tenants have taken delivery of the space but not yet completed work which is an obligation of such tenant); and

(ii)           all utility, parking, access and other easements and permits required for the use of the Project have been granted or issued.

(e)           Additional Documents.  Such other documents and materials as Lender or Lender’s Counsel may reasonably require.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1           Representations and Warranties.  To induce Lender to execute and perform this Agreement and make the Loans, Borrower hereby represents, warrants and covenants to Lender as follows:

(a)           At the Construction Loan Opening and the Term Loan Opening, and at all times thereafter until the Loans have been paid in full, Borrower will have good and merchantable fee simple title to the Land, subject only to the Permitted Exceptions.

(b)           Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware and will, prior to the Term Loan Opening Date, become  qualified to transact business in the State of California.  Borrower has full power and authority to enter into this Agreement and to perform all of its duties and obligations under this Agreement and under the other Loan Documents; and Borrower is in full compliance in all material respects with all of the terms and conditions of the Loan Documents.

(c)           This Agreement, the Note, the Deed of Trust, the other Loan Documents, and any other documents and instruments required to be executed and delivered by Borrower in connection with the Loans, when executed and delivered, will constitute the duly authorized, valid and legally binding obligations of the party required to execute the same and will be enforceable strictly in accordance with their respective terms.

(d)           The execution, delivery and performance of this Agreement, the Note, the Deed of Trust, the other Loan Documents, and any other documents or instruments to be executed and delivered by Borrower pursuant to this Agreement or in connection with the Loans and the construction, occupancy and use of the Project will not:  (i) violate any provisions of law or any applicable regulation, order, writ, injunction or decree of any Governmental Authority or any other Legal Requirement; or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms or provisions of any indenture, mortgage, deed of trust, agreement or contract of any kind to which Borrower is a party or by which it may be bound.

(e)           To the best of Borrower’s knowledge, no condition, circumstance, event, agreement, document, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists that could (i) adversely affect the validity or priority of the liens and security interests granted to Lender under the Loan Documents; (ii) materially adversely affect the ability of Borrower to perform its obligations under any of the Loan Documents, and including, without limitation, the ability of Borrower to complete the Project on or before the Completion Date; or (iii) constitute a Default under any of the Loan Documents.

(f)            The Plans, the construction of the Project pursuant to the Plans, and the use and occupancy of the Project when completed will not violate or conflict with any Legal Requirement or any grant, easement, covenant, condition or restriction pertaining to the Land or the Project.

(g)           All financial statements submitted by Borrower to Lender in connection with the Loans are true and correct in all material respects, and fairly present its financial conditions and results of operations of Borrower.

(h)           This Agreement and any and all financial statements, budgets, schedules, contracts, certificates, rent rolls, reports, affidavits, agreements and other materials submitted to Lender in connection with or in this Agreement by or on behalf of Borrower fully and fairly state the matters with which they purport to deal.

(i)            Subject only to payment of fees reflected in the Approved Budget, all utility and municipal services required for the construction, occupancy and operation of the Project, including, without limitation, water supply, storm and sanitary sewage disposal systems, gas, electric and telephone facilities, are available for use at the boundaries of the Land.

(j)            Commencing on the Construction Loan Opening and on the date of each Disbursement thereafter, all governmental permits and licenses then required by applicable law to construct and to permit occupancy of the Project (upon its completion) will have been issued and be in full force or, if the present stage of construction of the Project does not allow such issuance, then such permits and licenses will be issued upon substantial completion of construction of the Project pursuant to the Plans (including any work required to be performed by any tenant under the terms of its lease).

(k)           As of the Construction Loan Opening, the Plans are or will be substantially complete in all respects, containing all detail requisite for the Project, which, when built and equipped in accordance therewith, will be ready for the intended use thereof.

(l)            The Loans are business loans and shall not be used for any personal, household or family purposes.  The Loans do not, and when disbursed will not, violate the provisions of any applicable usury laws that may have jurisdiction over this transaction, Borrower, or any property securing the Loans.

(m)          Except as disclosed in the Environmental Reports, no Hazardous Material is currently stored, buried, placed, held, located or disposed of on, under or at the Land or any part thereof.

(n)           No casualty has occurred with respect to the Project nor has any condemnation proceeding been commenced or, to the best of Borrower’s knowledge,  threatened against the Project, the Land, the Improvements or any part or portion thereof.

3.2           Continuation of Representations and Warranties.  Borrower hereby represents, warrants and covenants that the representations and warranties made in Section 3.1 hereof shall, except as otherwise set forth in Section 3.1, be and shall remain true and correct at the time of the Construction Loan Opening, the Term Loan Opening, and at all times thereafter, so long as any part of the Loans remains outstanding.  Each request for a Disbursement shall constitute a reaffirmation that such representations and warranties are true as of the date of such request and will be true on the date of the Disbursement.   In addition, Borrower’s request for the disbursement of the proceeds of the Term Loan shall constitute a reaffirmation that such representations and warranties are true as of the date of such request and will be true on the date of the disbursement of the Term Loan proceeds.

ARTICLE IV

CONDITIONS TO LOAN OPENING

4.1           Loan, Organizational and Other Loan Documents.  As a condition precedent to the Construction Loan Opening, Borrower agrees that it will, in addition to this Agreement, furnish the following Loan Documents to Lender at least one (1) business day before the Construction Loan Opening, all of which must be executed and satisfactory to Lender and Lender’s Counsel in form, substance and execution, and dated of even date herewith:

(a)           The Note.

(b)           The Deed of Trust.

(c)           The Assignment of Rents.

(d)           The Assignment of Plans and Permits.

(e)           The Guaranty.

(f)            The Environmental Indemnity Agreement.

(g)           An Assignment of General Contract assigning to Lender all of Borrower’s right, title and interest in and to the Construction Contract.

(h)           Organizational Documents.  Certified copies of the documents creating Borrower including the Certificate of Limited Partnership and any Limited Partnership Agreement.

(i)            Good Standing and Authority to Transact Business Documents.  Good standing certificates issued by the Secretary of State of Delaware for Borrower and certificates evidencing the authority of Borrower to transact business in the State of California.

(j)            Authorization Documents.  Certified copies of any required partnership resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents  for each corporation executing and delivering any of the Loan Documents.

(k)           Title Commitment.  A title commitment for issuance of an ALTA Construction Loan Policy issued by the Title Insurer in the principal amount of the Note committing to insure the Deed of Trust as a valid first lien on the Project subject only to Permitted Encumbrances, and reflecting Borrower as fee owner of the Land, and committing to issue the endorsements as set forth in Section 4.2(a).

(l)            Environmental Reports.  The Environmental Reports.

(m)          Other. Such other documents and instruments as Lender or Lender’s Counsel may reasonably require.

4.2           Conditions to Construction Loan Opening.  As conditions precedent to the Construction Loan Opening, Borrower shall furnish the following to Lender at least one (1) business day prior to the Construction Loan Opening or at such time as is set forth below, all of which must be satisfactory to Lender and Lender’s Counsel in form, content and execution:

(a)           Title Policy.  A title insurance policy in the form of an ALTA Construction Loan Policy (the “Title Policy”) issued as of the date of the Construction Loan Opening by the Title Insurer to Lender in the principal amount of the Note, insuring the Deed of Trust to be a valid first lien on the Project, subject only to the Permitted Exceptions.  The Title Policy shall contain such customary endorsements as Lender or Lender’s Counsel shall reasonably require.  During the term of the Construction Loan, Lender may require other endorsements to the Title Policy as Lender shall deem reasonably necessary and at Borrower’s cost.

(b)           Intentionally Deleted.

(c)           Insurance Policies.  Insurance policies in accordance with Section 1.03 of the Deed of Trust.

(d)           Documents of Record.  Copies of all covenants, conditions, restrictions, easements and matters of record that affect the Land.

(e)           Architect’s Agreement:  A certified copy of the Architect’s Agreement.

(f)            Construction Contract.  A certified copy of the Construction Contract.

(g)           Assignment of Architect’s Agreement.  A written agreement executed by Architect acknowledging that Borrower has granted to Lender a security interest in

Borrower’s rights in the Plans and the Architect’s Agreement, and agreeing to continue performance under the Architect’s Agreement if Borrower defaults under this Agreement.

(h)           Assignment of Construction Contract.  A written agreement duly executed by the Contractor acknowledging Lender’s security interest in Borrower’s rights under the Construction Contract, and agreeing to continue performance under the Construction Contract in the event Borrower defaults under this Agreement.

(i)            Assignment of Plans and Permits.  An assignment from Borrower to Lender of all licenses, permits, plans, specifications and contracts relating to the Project as additional security for the Loans.

(j)            Plans.  One (1) complete set of final Plans, including all changes to the date of submission thereof, certified by and showing identification thereof by Contractor and substantially consistent with any preliminary plans theretofore submitted to Lender, together with evidence satisfactory to Lender that (i) the Plans are in full compliance with all Legal Requirements; (ii) in the aggregate, the Construction Contract and subcontracts contain all detail necessary to provide for all labor, material and equipment required by the Plans; and (iii) all permits, licenses and governmental approvals necessary for construction of the applicable Improvements have been issued.

(k)           Permits, Licenses, Utilities and Tests.  Evidence satisfactory to Lender that:

(i)            all governmental permits and licenses (collectively, “Permits”) including, without limitation, a building permit issued by the appropriate Governmental Authority authorizing construction of the Project in accordance with the Plans and including tap-on permits, required by applicable laws to construct the Project have been issued and are in full force and all fees therefor have been fully paid or, if the stage of construction of the Project does not allow such issuance, such permits and licenses will be issued upon substantial completion of the Project in accordance with the Plans;

(ii)           all utility, parking, access, construction, recreational and other easements and permits required for the construction and use of the Project have been granted or issued; and

(iii)          the Land will support the Improvements, as set forth in that certain Geotechnical Engineering Investigation, Proposed Horizon Outlet Center Expansion, Highway 99 and Prosperity Avenue, Tulare, California, dated April 5, 1999, prepared by Krazan & Associates, Inc. under Project No. 052-99016.

(l)            Architect’s Certificate.  A certificate from Architect or other evidence satisfactory to Lender that:  (i) the Plans are, and that the Project will be when completed in accordance therewith, in full compliance with all applicable building, zoning and other laws and ordinances; (ii) in the aggregate, the Construction Contract and all subcontracts contain all detail necessary to provide for all labor, material and equipment required by the Plans;

and (iii) all permits, licenses and governmental approvals necessary for construction of the Project have been issued.

(m)          Construction Contract.  Certified copies of the Construction Contract.

(n)           Sworn Statements.  A sworn statement from Borrower and a sworn statement from Contractor setting forth a description of all contracts (and any other parties as may be required by Title Insurer or applicable mechanics’ lien laws) with respect to the Project containing the names and addresses of the contractors under such contracts and any supplements or amendments thereto, the nature of the work covered thereby, and the aggregate amounts theretofore paid and thereafter to be paid to each contractor thereunder.

(o)           Construction Schedule.  A schedule setting forth dates for commencement and completion of all phases of the Project, indicating the time for performance of the work to be accomplished under the Construction Contract and each subcontract.

(p)           Additional Documents.  Such other documents and materials as Lender or Lender’s Counsel may reasonably require.

ARTICLE V

DISBURSEMENTS

5.1           Loan in Balance.  Anything in this Agreement to the contrary notwithstanding, it is expressly understood and agreed that Borrower shall at all times cause the Loans to be in Balance.  The Loans shall be deemed to be in “Balance” only if total Available Funds equal or exceed, in Lender’s reasonable judgment, the amount necessary to pay for all unpaid costs incurred or to be incurred in the completion of the construction, equipping and operation of the Project, including all Hard Costs, Soft Costs and amounts to be paid as retainage to persons who have supplied labor or materials to the Project, but excluding all marketing costs indicated on the Approved Budget.  As used herein, the term “Available Funds” shall mean the amount of undisbursed proceeds under the Loans, net of any accrued and unpaid interest on the Loans, plus any amounts deposited by Borrower pursuant to the next sentence of this Section 5.1.  Borrower agrees that if for any reason the Loans are not in Balance, Borrower shall, within five (5) Business Days after request by Lender, deposit with Lender cash in an amount that will place the Loans in Balance.  Any such deposits shall first be exhausted before any further disbursement of Loan proceeds is made.  No interest shall be payable on any such deposits.

5.2           Documents Required for Disbursements.  Except as otherwise provided herein, at least five (5) Business Days prior to, and as a condition of, each Disbursement, Borrower shall furnish to Lender the following documents:

(a)           Borrower’s request specifying the amount of the requested Disbursement, directing Lender to disburse said funds in accordance with this Agreement and certifying to Lender that as of the date of such request:  (i) the Loans are in Balance; (ii) the total amount of the request includes the actual amount payable to Contractor, Subcontractors, Architect or others who have performed work on the Project and indicating what payment requests, if any, have been received by Borrower but have not yet been approved by Borrower for payment; (iii) no Default, or condition or event that, with the giving of notice or passage of time or both, would constitute a Default, exists under this Agreement; (iv) the representations and warranties contained in Article III hereof are true and correct in all material respects; (v) Borrower has received no notice and has no knowledge of any liens or claims of lien either filed or threatened against the Project which would be superior to Lender’s lien, except those in favor of Lender; (vi) all amounts shown as previous payments on the request have been paid to the parties entitled to such payment; and (vii) all work and materials theretofore furnished for the Project conform with the Plans in all material respects, and Borrower has approved all such work and materials;

(b)           A certificate as to completion and payment authorization, properly executed by Contractor or Subcontractors seeking payment, or Architect;

(c)           Borrower shall furnish to Lender the Contractor’s and Subcontractors’ sworn statements and waivers of lien covering all work for which disbursement is to be made to the date specified therein, all in compliance with all applicable mechanics’ lien laws and with the requirements of Lender and  Fund Control, together with such other supporting data as Lender or Fund Control may reasonably require;

5.3           Payments Directly to Subcontractors.  Payments for the cost of construction and equipping of the Project shall be made directly to those subcontractors, vendors, materialmen and suppliers owed funds in connection therewith; provided, however, that Lender may, in its discretion, make or cause to be made (through Fund Control or otherwise) payments for the cost of construction of the Project directly to Contractor.

5.4           Escrow Payouts.  If elected by Lender, Disbursements of the Construction Loan shall be made through the Fund Control.

5.5           Frequency of Payouts.  Subsequent to the Construction Loan Opening, disbursements of the Construction Loan shall be made from time to time as construction progresses, but not more frequently than twice in each calendar month, and each such Disbursement shall be in an amount not less than $10,000.00.

5.6           Consultants.  Lender shall have the right (but not the duty) to employ such consultants to review and approve the Plans, the Approved Budget and Borrower’s construction schedule, inspect the Project from time to time to insure that the same is being duly constructed and equipped as herein provided, approve any elements of a request for disbursement and perform such other services as Lender may from time to time require.  The reasonable costs and disbursements of such consultants shall be deemed a portion of the Loan Expenses.

5.7           Retainages.  Lender shall have no obligation to disburse Construction Loan proceeds in excess of ninety percent (90%) of the value (as certified by Architect) of the materials and labor incorporated in a line item of the Project from time to time until such time as such line item is to be one hundred percent (100%) completed.  Notwithstanding the foregoing, upon final completion of work of any Subcontractor and delivery of final lien waivers, sworn statements, and such other items as Lender or Fund Control may require, and subject to the other terms and conditions of this Agreement, the balance due to such Subcontractor shall then be disbursed to Borrower.

5.8           Stored Materials.  No disbursement for materials purchased by Borrower but not yet installed or incorporated into the Project shall be made without Lender’s prior approval of the conditions under which such materials are purchased and stored.  In no event shall any such disbursement be made unless the materials involved have been delivered to the Land or stored in  suitable storage.  Upon Lender’s request, Borrower shall provide to Lender a copy of a bill of sale or other evidence of title in Borrower.

5.9           Final Disbursement.  Lender will advance to Borrower the full amount of the Construction Loan not theretofore disbursed and required to complete the Project when the following conditions are complied with, provided that such compliance shall have occurred prior to the Completion Date and that no Default or event which, with the giving of notice, the passage of time or both, would constitute a Default, then exist:

(a)           Borrower or Architect certify in writing to Lender that the Project has been fully and satisfactorily completed in accordance with the Plans;

(b)           Contractor and all Subcontractors have supplied Lender and Fund Control with final sworn statements and full and complete waivers of all mechanics’ lien claims or, alternatively, a title indemnity agreement in form and substance satisfactory to Lender and  Fund Control;

(c)           If Lender so requests, Lender has received an endorsement to the Title Policy insuring that the Deed of Trust is a valid first lien on the Project, subject only to the Permitted Exceptions;

(d)           Borrower shall have furnished a revised or recertified Survey of then current date locating the completed Project, which Survey shall conform with the requirements of Section 4.2(b) hereof; and

(e)           All other requirements of this Agreement shall have been satisfied.

5.10         Expenses and Advances Secured by Deed of Trust.  Any and all advances or payments made by Lender hereunder from time to time, and any amounts expended by Lender pursuant to this Agreement, the Note, the Deed of Trust or any of the other Loan Documents, together with reasonable attorneys’ fees of Lender’s Counsel and all other Loan Expenses shall, as and when advanced or incurred, be secured and guaranteed by the Loan Documents to the same extent and effect as if the terms and provisions of this Agreement were set forth therein, whether or not the aggregate of such indebtedness exceeds the face amount of the Note.

5.11         Acquiescence Not a Waiver.  To the extent that Lender may have acquiesced in Borrower’s failure to comply with and satisfy any condition precedent to the Construction Loan Opening, to any Disbursement or to any disbursement of proceeds of the Loans, such acquiescence shall not constitute a waiver by Lender of any condition precedent set forth in this Agreement, and

Lender may at any time thereafter require Borrower to comply with and satisfy all conditions and requirements of this Agreement.

5.12         Lender’s Action for Lender’s Protection.  The authority herein conferred upon Lender and any action taken by Lender or its agents or employees in making inspections of the Project, procuring sworn statements and waivers of lien and approving Plans shall be taken by Lender and its agents or employees for Lender’s protection only, and neither Lender nor its agents or employees shall be deemed to have assumed any responsibility to Borrower or any other person or entity with respect to any such action herein authorized.

ARTICLE VI

INTENTIONALLY OMITTED

ARTICLE VII

FURTHER AGREEMENTS OF BORROWER

7.1           Loan Opening.  In the event all of the conditions precedent to the Construction Loan Opening hereunder have not been performed on or before the date of the Construction Loan Opening, Lender may, at its option at any time thereafter and prior to the Construction Loan Opening, terminate this Agreement and all of its obligations hereunder.

7.2           Construction of Project.  Borrower agrees that the Project will be constructed in a good and workmanlike manner with materials of high quality, in accordance with the Plans and applicable building, zoning and other laws and ordinances and all Legal Requirements.  Borrower further agrees that such construction of the Project will be promptly commenced following the Construction Loan Opening Date and prosecuted with due diligence and will be fully completed not later than the Completion Date.  If Lender disapproves any portion of the construction of the Project due to any variation from the Plans approved by Lender or any other violation of the terms of this Agreement, Borrower shall, within fifteen (15) days after such disapproval, commence to correct the condition so disapproved, and thereafter shall diligently pursue such correction until completion.

7.3           Changes in Plans and Contracts; Extras.  Borrower agrees that no material changes will be made in the Plans, no change will be made in the Architect’s Agreement, Construction Contract or any subcontracts, and no extras will be allowed to Contractor or any Subcontractor, except upon the written approval of the same by Lender(which approval shall not be unreasonably withheld), provided, however, that Borrower may make changes in the Plans or allow such extras without first obtaining the approval of Lender thereof, if (a) Borrower notifies Lender in writing of such change; (b) Borrower obtains the approval of all parties to the contract proposed to be modified; (c) the structural integrity of the Project is not impaired; (d) no substantial change in architectural appearance is effected; (e) the cost of or reduction resulting from no one such change or extra exceeds Twenty-Five Thousand and No/100 Dollars ($25,000.00) and the aggregate change in cost of all such changes and extras does not exceed One Hundred Fifty Thousand and No/100 Dollars ($150,000.00); and (f) the Construction Loan remains in Balance.

7.4           Mechanics’ Liens and Taxes.  Borrower agrees that it will not suffer or permit any mechanic’s lien claims to be filed or otherwise asserted against the Project which would be senior to Lender’s liens or will pay the same in case of the filing of any claims for lien or proceedings for the enforcement thereof, and will pay all special assessments that are placed for collection and all real estate taxes and assessments of every kind (regardless of whether the same are payable in installments) upon the Project, before the same become delinquent.  Borrower shall have the right to contest in good faith and with reasonable diligence the validity of any such lien, claim, tax or assessment, provided that if Lender so requests, Borrower shall furnish Lender with a bond or other security satisfactory to Lender in a sufficient amount, in Lender’s judgment, to pay in full such contested lien, claim, tax or assessment and all penalties and interest that might become due thereon.  If Borrower fails promptly either to discharge or to contest claims, taxes, or assessments asserted or give security or indemnity in the manner provided herein or in the Deed of Trust, then Lender may (but shall not be required to) procure the release and discharge of any such claim and any judgment or decree thereon and in its sole discretion effect any settlement or compromise of the same, without any inquiry into the validity thereof.  Any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety bonds, shall be deemed to constitute a disbursement of Loan proceeds.  Alternatively, Borrower may establish such title indemnity accounts with Title Insurer as may be required by said company to insure Lender against any loss or damage resulting from any claims for lien or unpaid taxes or assessments.

7.5           Renewal of Insurance.  Borrower agrees to pay all premiums on all insurance policies required under this Agreement and, not later than fifteen (15) days before any policies of insurance expire, furnish to Lender replacement or renewal insurance policies in companies, coverage and amounts satisfactory to Lender, premiums prepaid, in accordance with the terms hereof.

7.6           Fixtures and Personal Property.  Except for a security interest granted to Lender, Borrower agrees that Borrower is and shall remain the absolute owner of all personal property, fixtures and equipment provided  by Borrower in connection with the construction, equipping or operation of the Project, free and clear of all liens, claims, encumbrances and security interests whatsoever.  Borrower shall, upon request, furnish Lender with satisfactory evidence of such ownership.

7.7           Proceedings to Prevent Construction.  If any proceedings are filed or are threatened to be filed seeking to (a) enjoin or otherwise prevent or declare invalid or unlawful the construction, occupancy or operation of the Project or any portion thereof; (b) adversely affect the validity or priority of the liens and security interests granted to Lender under the Loan Documents; or (c) adversely affect the ability of Borrower to complete the Project, then Borrower shall notify Lender of such proceedings and, within three (3) business days following Borrower’s notice of such proceedings, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and vigorously contest and use its best efforts to bring about a favorable and speedy disposition of all such proceedings.

7.8           Defaults Under Contracts.  Borrower shall not suffer or permit any breach or default to occur under the Architect Agreement, Construction Contract or any subcontracts, and shall promptly notify Lender of any default thereunder.

7.9           Furnishing Information.  Borrower shall:

(a)           cooperate with Lender in arranging for inspections by representatives of Lender of the progress of construction from time to time;

(b)           furnish to Lender annual financial statements of Borrower within ninety (90) days after the end of each calendar year and such other information from Borrower, as Lender may, from time to time, reasonably request;

(c)           promptly notify Lender of a Default;

(d)           permit Lender or any of its agents or representatives to have access to and to examine all books and records regarding the Project at any time or times hereafter during business hours; and

(e)           provide Lender with copies and abstracts from any and all of such books and records.

7.10         Recordation of First Amendment to Declaration of Covenants, Conditions and Restrictions.  Promptly upon Borrower’s sale of that certain parcel of real estate located in Tulare, California and more particularly described on Exhibit F attached hereto and made a part hereof (the “Galaxy Parcel”), Borrower shall cause that certain First Amendment to Declaration of Covenants, Conditions and Restrictions, a copy of which is attached hereto as Exhibit G (“Declaration”) to be recorded in the Tulare County, California Clerk’s Office.

7.11         Further Assurances.  Borrower shall, upon request by Lender from time to time, execute and deliver such documents as may be necessary to perfect and maintain perfected as valid liens upon the Project the liens granted to Lender pursuant to this Agreement, and to fully consummate the transactions contemplated by this Agreement.

ARTICLE VIII

CASUALTY AND CONDEMNATION

8.1           Application of Insurance Proceeds and Condemnation Awards.  The proceeds of any insurance policies resulting from any loss or damage to any portion of the Project resulting from fire, vandalism, malicious mischief, or any other casualty, and any awards, judgments or claims resulting from the exercise of the power of condemnation or eminent domain, shall be applied either to rebuild and restore the Project, or toward the repayment of the Loans, in accordance with the terms of the Deed of Trust.

ARTICLE IX

ASSIGNMENTS, SALE AND ENCUMBRANCES

9.1           Lender’s Right to Assign.  Lender may grant participations in, sell, assign, negotiate, pledge or otherwise hypothecate this Agreement or any of its rights and security hereunder or under the Note, the Deed of Trust and the other Loan Documents to any bank, participant or financial institution, and in case of such assignment, Borrower hereby agrees that all rights and remedies shall be enforceable against Borrower by such bank, participant or financial institution with the same force and effect and to the same extent as the same would have been enforceable by Lender.

9.2           Prohibition of Transfers.  Borrower shall not, without the prior written consent of Lender, create, consent to, suffer or permit any Prohibited Transfer (as defined in the Deed of Trust) in violation of  the Deed of Trust.

ARTICLE X

DEFAULTS AND REMEDIES

10.1         Defaults.  The occurrence and continuance of any one or more of the following shall constitute a “Default” as such term is used herein:

(a)           any default occurs in (i) the due and punctual payment of principal or interest under the Note when and as the same becomes due, or (ii) the payment of any other amount owed to Lender under any of the Loan Documents and in either event such default in not cured within ten (10) days after such payment is due;

(b)           except as otherwise provided herein, any failure of Borrower to observe or perform any of the covenants of Borrower either: (i) under the terms of this Agreement, and such default is not cured within thirty (30) days after the date on which notice of the nature of such failure is given by Lender of Borrower (provided, however, that if such default is susceptible to cure but cannot by the use of reasonable efforts be cured within such thirty (30) day period, such default shall not constitute a Default if and so long as Borrower has commenced to cure such default within such thirty (30) day period and thereafter is proceeding to cure such default continuously and diligently in Lender’s reasonable judgment and such default, in any event, is cured not later than ninety (90) days after the occurrence of such default); or (ii) under the terms of any of the other Loan Documents, and such default is not cured within the applicable cure period, if any;

(c)           any representation, statement, report or certificate contained herein or in any other Loan Document is not true and correct in any material respect or is materially deceptive;

(d)           all or a substantial part of the assets of Borrower is attached, seized, subjected to a writ or distress warrant or levied upon, unless such attachment, seizure, writ, warrant or levy is vacated within thirty (30) days;

(e)           Borrower is enjoined, restrained or in any way prevented by court order from performing any of their respective obligations hereunder or under the other Loan Documents, or from conducting all or a substantial part of its business affairs, or a proceeding seeking such relief is not dismissed within sixty (60) days of being filed or commenced;

(f)            a notice of lien, levy or assessment is filed of record with respect to all or any part of the property of Borrower by the federal government or any other Governmental Authority, unless diligently contested in accordance herewith;

(g)           failure by Borrower to deposit with Lender funds required to maintain the Loans in Balance within the time and in the manner herein required;

(h)           Borrower:

(i)            files a voluntary petition in bankruptcy or for arrangement, reorganization or other relief under any chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter in effect, or admits in writing its bankruptcy or inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or consents to the appointment of a receiver or trustee or liquidator of all or the major part of its property or the Project; or

(ii)           fails, within sixty (60) days after the filing against said entity of any involuntary proceedings under the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter in effect, to cause such proceedings to be dismissed; or

(iii)          fails, within sixty (60) days following the entry of any order appointing a receiver, trustee, or liquidator for it or for all or a major part of its property or the Project, to cause such order be vacated; or

(iv)          is adjudicated bankrupt.

10.2         Remedies Conferred Upon Lender.  Upon the occurrence and continuance of any Default, Lender, in addition to all remedies conferred upon Lender by law and by the terms of the Note, the Deed of Trust and the other Loan Documents, may pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any others:

(a)           Take possession of the Project and complete the construction and equipping thereof and do anything required, necessary or advisable in Lender’s reasonable judgment to fulfill the obligations of Borrower hereunder, including the rights to avail itself of or procure performance of any of the Architect’s Agreement, Construction Contract and subcontracts, to let any contracts with the same Contractor, subcontractors or others, and to employ watchmen to protect the Project from injury.  Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby authorizes Lender in Lender’s own name and Borrower hereby appoints and constitutes Lender as Borrower’s lawful attorney-in-fact with full power of substitution in the premises to perform any or all of the following actions:  to complete construction and equipping of the Project in the name of Borrower; to use unadvanced Loan proceeds or to advance funds in excess of the face amount of the Note to complete the Project; to make changes in the Plans that are necessary or desirable to complete the Project; to retain or employ new contractors, subcontractors, architects, engineers and inspectors; without inquiring into and without respect to the validity thereof, to pay, settle or compromise all existing bills and claims that may be liens against the Project or any portion thereof, or as may be necessary or desirable for the completion of the construction and equipping of the Project or for the clearance of title to the Land; to prosecute and defend actions or proceedings in connection with the Project; and to do any and every act that Borrower might do in its own behalf and with respect to the Project, such appointment as attorney-in-fact being a power coupled with an interest that cannot be revoked.

(b)           Withhold further disbursement of the Construction Loan proceeds.

(c)           Declare the Note to be due and payable forthwith, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

(d)           Exercise or pursue any other remedy or cause of action permitted at law or in equity or under this Agreement or any of the other Loan Documents, including without limitation foreclosure of the Deed of Trust.

10.3         Right of Lender to Make Advances.  In the event Borrower fails to perform any of its covenants or agreements contained herein or in any of the other Loan Documents, Lender may, in the event of a Default or sooner if reasonably required to protect its security in the case of an event that would mature into a Default with the passage of time, but shall not be required to, perform any of such covenants and agreements, and any amounts expended by Lender in so doing or pursuant to Section 10.2 hereof, as well as any other amounts advanced by Lender pursuant to this Agreement, shall be deemed advanced by Lender under an obligation to do so regardless of the identity of the person or persons to whom such funds are disbursed.  Any and all amounts advanced by Lender to complete the Project or to protect its security for the Loans are obligatory advances hereunder and shall constitute additional indebtedness payable on demand and evidenced and secured by the Loan Documents.

10.4         Attorneys’ Fees.  Borrower shall pay the reasonable fees and costs incurred by Lender’s Counsel following the occurrence and continuance of a Default in connection with the administration and enforcement of this Agreement and the Loan Documents.  Without limiting the generality of the foregoing, if at any time or times after the Construction Loan Opening Lender reasonably employs counsel for advice or other representation with respect to any matter concerning Borrower, the Project, this Agreement or any of the other Loan Documents, or to protect, take possession of or liquidate all or any part of the Project or to attempt to enforce or protect any security interest or lien or other right contained herein or under any of the other Loan Documents, then in any such event all reasonable attorneys’ fees arising from such services and any expenses, costs and charges relating thereto, shall constitute additional indebtedness owed by Borrower to Lender payable on demand and evidenced and secured by the Loan Documents.

10.5         No Waiver.  No failure by Lender to exercise, or delay by Lender in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

10.6         Default Rate.  From and after the date of any Default, interest on funds outstanding hereunder shall accrue at the Default Rate until such Default is cured.  The failure of Lender to charge interest at the Default Rate shall not be evidence of the absence of a Default or waiver of a Default by Lender.

ARTICLE XI

MISCELLANEOUS

11.1         Time Is of the Essence.  Borrower agrees that time is of the essence of all of its covenants under this Agreement.

11.2         Prior Agreements.  This Agreement and the other Loan Documents, and any other documents or instruments executed pursuant thereto or contemplated thereby, shall represent the entire agreement between the parties hereto with respect to the transactions described herein, and shall supersede all prior negotiations, representations or agreements pertaining thereto, either oral or written.  This Agreement and any provision hereof may not be modified or amended in any manner other than by a written amendment executed by all parties hereto.

11.3         Disclaimer by Lender.  Lender shall not be liable to any contractor, supplier, laborer, architect, engineer or any other party for services performed or materials supplied in connection with construction of the Project.  Borrower is not and shall not be an agent of Lender for any purposes, and Lender is not a venture partner with Borrower in any manner whatsoever.

11.4         Indemnification.  To the fullest extent permitted by law, Borrower hereby agrees to protect, indemnify, defend and save harmless Lender and its directors, officers, shareholders, parent, affiliates, agents and employees, and the successors and assigns of each of the foregoing, from and against any and all liability, expense or damage of any kind or nature and from any suits, claims or demands, including reasonable legal fees and expenses on account of any matter, whether in suit or not, arising out of this Agreement or any of the other Loan Documents or in connection herewith or therewith unless such suit, claim or damage is caused by the gross negligence or intentional misconduct of Lender or its directors, officers, shareholders, parent, affiliates, agents and employees.  Borrower shall pay, and hold Lender harmless from, any and all claims of any brokers, finders or agents claiming a right to any fees in connection with arranging the financing contemplated hereby.  Borrower represents and warrants that no brokerage commission or finder’s fees are to be paid in connection with the Loans.

11.5         Erection of Sign.  Upon the request of Lender, Borrower shall permit Lender, at Lender’s sole cost and expense, to erect a sign on the Land indicating that financing for the Project has been supplied by Lender.

11.6         Captions.  The captions and headings of various articles and sections of this Agreement and exhibits hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

11.7         Inconsistent Terms and Partial Invalidity.  In the event of any inconsistency among the terms hereof, Lender may elect which terms shall govern and prevail.  In the event of any inconsistency between the terms of this Agreement and the terms of any other Loan Documents, the terms of this Agreement shall govern, except that in the event of any inconsistency between the terms of the Environmental Indemnity Agreement and the terms of this Agreement, the terms of the Environmental Indemnity Agreement shall govern.  The whole or partial invalidity, illegality or unenforceability of any provision hereof at any time, whether under the terms of then applicable law or otherwise, shall not affect the validity, legality or enforceability of such provision at such time except to the extent of such invalidity, illegality or uninforceability, or of any other provision hereof.

11.8         Gender and Number.  Any word herein that is expressed in the masculine or neuter gender shall be deemed to include the masculine, feminine and neuter genders.  Any word herein that is expressed in the singular or plural number shall be deemed, whenever appropriate in the context, to include the singular and the plural.

11.9         Notices.  Any notice, demand or other communication required or permitted hereunder shall be deemed given (i) upon receipt when delivered or if sent by nationally recognized overnight air courier, or (ii) two (2) business days after being deposited in the United States certified mail, return receipt requested, properly addressed to the party, at the address of such party set forth below:

If to Lender:

Amster Trading Company Charitable Remainder

Unitrust dated March 10, 2003

23811 Chagrin Boulevard Suite 200

Beachwood, OH 44122

with a copy to:

Ulmer & Berne LLP

Penton Media Building

1300 East Ninth Street, Suite 900

Cleveland, Ohio 44114

Attention:  Robert A. Fein, Esq.

If to Borrower:

Horizon Group Properties, L.P.

77 West Wacker Drive Suite 4200

Chicago, IL 60601

Attention:  Gary J Skoien

with a copy to:

Schiff Hardin & Waite

6600 Sears Tower

Chicago, Illinois 60606

Attention:  David A. Grossberg, Esq.

or to such other address the party to receive such notice may have theretofore furnished to all other parties by notice in accordance herewith.

11.10       Governing Law.  This Agreement shall be construed and enforced in accordance with the internal laws of the State of Illinois without regard to principles of conflicts of law.  The enforcement of the Deed of Trust and the Assignment of Rents shall be governed by the construed in accordance with the laws of the state wherein the Land is located with respect to all matters of title to the Land and with respect to all provisions necessary to creation, perfection, priority or enforcement of the liens thereunder, and in all other respects the enforcement of such Loan Documents, except as otherwise expressly provided therein, shall be governed and construed in accordance with the internal laws of the State of Illinois, without regard to principles of conflicts of law.

11.11       Force Majeure.  In the event that Borrower is unable to complete construction of the Project on or before the Completion Date or to meet any other deadline set forth in this Agreement due to fire, flood, riots, war, acts of God or similar causes beyond Borrower’s reasonable control, then, provided that the Construction Loan is in Balance, the Completion Date or other deadline shall be extended by the number of days by which the performance by Borrower of its duties hereunder is delayed as a result of said cause(s).

11.12       Counterpart.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

11.13      VENUE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND DETERMINED ONLY IN THE STATE OR FEDERAL COURT LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.13.

11.14      WAIVER OF JURY TRIAL.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF BORROWER AND LENDER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE DEALINGS OF BORROWER AND LENDER WITH RESPECT TO THIS AGREEMENT,

OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF BORROWER AND LENDER HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF BORROWER AND LENDER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

11.15.      Daleville, Somerset, Tulare Outlet Centers, L.P.  Daleville, Somerset, Tulare Outlet Centers, L.P. (“DST”), an affiliate of Borrower, owns certain real property adjacent to the Project (the “DST Property”).  The DST Property is encumbered by a deed of trust between DST and Morgan Guaranty Trust Company of New York (“Morgan Guaranty”), which secures a loan made by Morgan Guaranty to DST in the amount of Nine Million Three Hundred Twenty Five Thousand and No/100 Dollars ($9,325,000.00) (the “Morgan Guaranty Loan”), as evidenced by a Fixed Rate Note dated July 9, 1999, made by DST to the order of Morgan Guaranty in the principal amount of the Morgan Guaranty Loan.  At this time, DST and Morgan Guaranty are negotiating the restructure of the Morgan Guaranty Loan.  In this regard, in the event the current payment default under the Morgan Guaranty Loan (the “Morgan Default”) is not cured within ninety (90) days of the date hereof, or, if at any time during the term of the Loan Borrower does not own or control, directly or indirectly, fifty percent (50%) of the DST Property, Borrower and Lender hereby agree as follows (collectively referred to as the “Replacement Terms”):

(a)           Effective as of the ninety-first (91st) day after the date hereof, the then current interest rate shall be equal to the greater of: (i) the LIBOR Rate plus three hundred (300) basis points or (ii) ten percent (10%) per annum;

(b)           The Note Maturity Date shall be changed to April 1, 2006; and

(c)           Borrower’s monthly payment obligations under the Note shall be equal to the greater of: (i) the scheduled monthly payments under the Note or (ii) all net cash flow from the Project shall be paid by Borrower to Lender on each Payment Date.  Such payments shall be applied by Lender first to the payment of principal and interest then due under the Note, and the excess, if any, to the then outstanding principal balance of the Loan.

As used herein, (i) “net cash flow” shall mean the monthly gross income of the Project minus the monthly operating expenses for the Project; (ii) “gross income” shall mean all income received by Borrower each month with respect to the Project, and (iii) “operating expenses” shall mean all expenses and obligations of every kind incurred by Borrower each month in the normal course of business with respect to the Project, including, but not limited to, expenses for taxes, insurance, repairs, replacements, capital improvements, leasing commissions, maintenance, management fees, salaries, advertising expenses, professional fees, wages and utilities, and such other expenses and obligations as are incurred or which become due and payable in connection with disbursements relating to the Project, but excluding principal and interest payable with respect to the Loan.

Notwithstanding the foregoing, if at anytime within two hundred seventy-five (275) days following the expiration of the ninety (90) day period referenced above, DST cures the Morgan Default and provides Lender evidence thereof reasonably acceptable to Lender, then the Replacement Terms shall immediately be of no further force or effect and the original terms of this Agreement and the other Loan Documents shall for all intents and purposes thereafter control without further action of the parties.

11.16.      Delivery of Director’s Resolutions of Guarantor.  On or before May 31, 2003, Borrower agrees to use its best efforts to cause Guarantor, in its capacity as general partner of Borrower, to cause its board of directors to adopt Resolutions (the “Resolutions”) which, among other things, contain authorizations substantially in accordance with the draft resolutions attached to this Agreement as Exhibit H.  Promptly following the adoption of such Resolutions, Guarantor agrees to deliver a certified copy of the Resolutions to Lender.

11.17       Substitution of New Legal Description of the Land. The legal description of the Land attached as Exhibit A to this Loan Agreement is a metes and bounds description of the Land (the “Metes and Bounds Legal Description”).  The Land will, upon the completion of the reconfiguration of various parcels comprising the Tulare Outlet Center (the “Reconfiguration”), be platted and described as the parcel depicted as Parcel 2 on Exhibit I attached to this Loan Agreement (the “Platted Legal Description”).  Borrower shall cause the Reconfiguration to be completed by the Term Loan Period Commencement Date (as defined in the Note), and, upon completion of the Reconfiguration, the parties shall enter into a modification agreement of the Deed of Trust reasonably acceptable to Lender (the “Modification of Deed of Trust”), which shall provide that the Metes and Bounds Description shall be deleted from the Deed of Trust and replaced with the Platted Legal Description which shall thereafter for all purposes be subject to the Deed of Trust.  Lender agrees that, upon Borrower’s completion of the Reconfiguration, Lender shall execute and deliver the Modification of Deed of Trust for the purpose of substituting the Platted Legal Description for the Metes and Bounds Legal Description.  Lender’s obligation to enter into the Modification of Deed of Trust as provided in the prior sentence is conditioned upon the issuance by the Title Insurer of an endorsement to the Title Policy such that the Title Policy insures that the Deed of Trust as modified by the Modification of Deed of Trust creates a first lien on the Platted Legal Description with the same priority as the lien created by the Deed of Trust.

[SIGNATURES ON FOLLOWING PAGE]

The parties have caused this Agreement to be executed as of the day and year first above written.

BORROWER:

HORIZON GROUP PROPERTIES, L.P.,
a Delaware Limited Partnership

By: Horizon Group Properties, Inc.
Its: General Partner

By:	/s/ David Tinkham
David Tinkham,
Senior Vice President / CFO

LENDER:

AMSTER TRADING COMPANY CHARITABLE REMAINDER UNITRUST DATED MARCH 10, 2003

By:	/s/ Howard M. Amster
Howard M. Amster, Trustee

Schedule of Exhibits

EXHIBIT A

METES AND BOUNDS LEGAL DESCRIPTION OF THE LAND

Real property in the City of Tulare, County of Tulare, State of California, described as follows:

That portion of Parcel 4 and the ‘REMAINDER’ parcel of Parcel Map No. 4406, in the City of Tulare, County of Tulare, State of California, as per Map recorded in Book 45, Page 11 of Parcel Maps, in the office of the County Recorder of Said County and Situated in Section 35, Township 19 South, Range 24 East, Mount Diablo Base and Meridian, more particularly described as follows:

COMMENCING at the northwesterly corner of said ‘REMAINDER’ parcel; thence S 30°45’35” E 486.95 feet along the westerly line thereof; thence North 59°41’05” E 212.98 feet; thence South 30°18’55” East 275.86 feet to the beginning of a tangent curve concave to the southwest having a radius of 99.50 feet; thence southeasterly 18.84 feet along said curve through a central angle of 10°50’49”; thence South 19°28’06”E 13.78 feet to the beginning of a tangent curve concave to the northeast having a radius of 100.50 feet; thence Southeasterly 19.03 feet along said curve through a central angle of 10°50’49”; thence South 30°18’55” E 2.47 feet to the TRUE POINT OF BEGINNING; thence South 30°18’55” E 115.70 feet; thence South 14°41’05” W 25.49 feet; thence South 59°41’05” W 7.07 feet; thence South 30°18’55” E 116.21 feet; thence North 59°41’05” E 17.17 feet; thence South 30°18’55” E 113.92 feet; thence South 59°41’05” W 117.17 feet; thence North 30°18’55” W 363.85 feet; thence North 59°41’05” E 125.10 feet to the POINT OF BEGINNING.

Excepting therefrom all oil, gas and/or minerals in and under said land and rights incidental to the development of the same, as reserved by California Lands Incorporated, a corporation, in Deed dated October 15, 1936, recorded December 19, 1936 in Book 707, Page 309 of Official Records of Tulare County.

Excepting therefrom the following described land:

Commencing at the northeasterly corner of Parcel 4, Thence S30°18’55” East 9.07 feet; Thence N59°41’05” East 21.10 feet; Thence S30°18’55” East 275.86 feet to the beginning of a tangent curve concave to the Southwest having a radius of 99.50 feet; Thence Southeasterly 18.84 feet along said curve through a central angle of 10°50’49”; Thence S19°28’06” East 13.78 feet to the beginning of a tangent curve concave to the Northeast having a radius of 100.5 feet; Thence Southeasterly 19.03 feet along said curve through a central angle of 10°50’49”; Thence S30°18’55” East 99.56 feet to the true point of beginning; Thence S30°18’55” East 18.61 feet; Thence S14°41’05” West 25.49 feet; Thence S59°41’05” West 7.07 feet; Thence S30°18’55” East 116.21 feet; Thence S59°42’35” West 4.83 feet; Thence N30°18’55” West 136.75 feet; Thence N59°41’05” East 13.45 feet; Thence N15°22’01” East 23.03 feet to the point of beginning.

Also excepting therefrom the following described land:

Beginning at the Southeasterly corner of said Parcel 4, thence S59°36’20” West 1.25 feet; Thence N30°18’55” West 113.92 feet; Thence N59°35’14” East 1.25 feet; Thence S30°18’55” East 113.92 feet to the point of beginning.

Also excepting therefrom the following described land:

Beginning at the Southwesterly corner of said Parcel 4, Thence N30°18’55” West 363.85 feet; Thence N59°41’05” East 1.33 feet; Thence S30°18’55” East 363.85 feet; Thence S59°45’32” West 1.33 feet to the point of beginning.

APN:  Portion of 166-030-050 and 166-030-051.

EXHIBIT B

PERMITTED EXCEPTIONS

1.             General and special taxes and assessments for the fiscal year 2003-2004, a lien not yet due or payable.

2.             The lien of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code.

3.             The terms and provision contained in document entitled “Amended Development Agreement” recorded September 1, 1999 as Instrument No. 1999-0067258 in the Official Records of Tulare County, California.

4.             Covenants, conditions, restrictions and easements in the document recorded September 2, 1999, as Instrument No. 1999-0067908 in the Official Records of Tulare County, California.

EXHIBIT C

PLANS

EXHIBIT D

APPROVED BUDGET

EXHIBIT E

LEASES

1.             Lease between Horizon Group Properties, L.P. and Nike Retail Services, Inc., dated October 29, 2002;

2.             Lease between Horizon Group Properties, L.P. and Nine West Group, Inc., dated December 18, 2002;

3.             Lease between Horizon Group Properties, L.P. and K B Toy of California, dated January 9, 2003;and

4.             Lease between Horizon Group Properties, L.P. and Party Concepts, Inc., dated February 19, 2003.

EXHIBIT F

LEGAL DESCRIPTION OF GALAXY PARCEL

That portion of Parcel 4 and the ‘REMAINDER’ parcel of PM 4406 recorded in Book 45 of Parcel Maps at Page 11, T.C.R. situated in Section 35, Township 19 South, Range 24 East, Mount Diablo Base and Meridian, in the City of Tulare, County of Tulare, State of California, more particularly described as follows:

PARCEL 1

COMMENCING at the northwesterly corner of said ‘REMAINDER’ parcel;

thence S 30°45’35” E 486.95 feet along the westerly line thereof;

thence N 59°41’05” E 84.72 feet to the TRUE POINT OF BEGINNING;

thence N 59°41’05” E 128.26 feet;

thence S 30°18’55” E 275.86 feet to the beginning of a tangent curve concave to the southwest having a radius of 99.50 feet;

thence southeasterly 18.84 feet along said curve through a central angle of 10°50’49”;

thence S 19°28’07” E 13.78 feet to the beginning of a tangent curve concave to the northeast having a radius of 100.50 feet;

thence southeasterly 19.03 feet along said curve through a central angle of 10°50’49”;

thence S 30°18’55” E 2.47 feet;

thence S 59°41’05” W 129.43 feet;

thence N 30°18’55” W 40.83 feet;

thence S 59°41’05” W 5.33 feet;

thence N 30°18’55” W 51.33 feet;

thence S 59°41’05” W 6.33 feet;

thence N 30°18’55” W 140.00 feet;

thence N 59°41’05” E 6.33 feet;

thence N 30°18’55” W 51.33 feet;

thence N 59°41’05” E 12.67 feet;

thence N 30°18’55” W 46.00 feet to the POINT OF BEGINNING.

CONTAINING APPROXIMATELY  1.06 acres.

EXHIBIT G

FIRST AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS AND
RESTRICTIONS

EXHIBIT H

DRAFT RESOLUTIONS

WHEREAS, Horizon Group Properties, Inc. (the “Corporation”) is the sole general partner of Horizon Group Properties, L.P., a Delaware limited partnership (the “Partnership”); and

WHEREAS, the Corporation, in its capacity as the sole general partner of the Partnership, has the authority to incur indebtedness on behalf of the Partnership and to grant a mortgage and/or deed of trust against property of the Partnership; and

WHEREAS, the Board of Directors of the Corporation determined that it was appropriate: (a) for the Partnership to finance the construction of a building to be used for retail purposes on certain real property located in Tulare, California and more particularly described in Appendix A hereto  with secured loan (the “Loan”) from Amster Trading Company Charitable Remainder Unitrust dated March 10, 2003 (“Lender”), to the Partnership in the amount of up to three million one hundred thousand dollars ($3,100,000) on terms and conditions set forth in a certain Construction and Term Loan Agreement dated April 24, 2003 between Lender and the Partnership (the “Loan Agreement”) and various other Loan Documents (as defined in the Loan Agreement); and (b) for the Corporation to guaranty repayment of the Loan in accordance with the terms and conditions of the Guaranty (as defined in the Loan Agreement); and

WHEREAS, on April 24, 2003: (a) the Corporation, in its capacity as general partner of the Partnership, duly and validly executed each of the Loan Documents to which the Partnership is a party and (b) the Corporation duly and validly executed, on its own behalf, each of the Loan Documents to which the Corporation is a party.

NOW THEREFORE BE IT RESOLVED, that the Corporation, in its capacity as general partner of the Partnership, hereby ratifies, affirms and approves: (a) the Loan, (b) the execution, delivery and performance of the Loan Documents to which the Partnership is a party, and (c) the execution, delivery and performance of the Loan Documents to which the Corporation is a party.

BE IT FURTHER RESOLVED, that each of the Chairman of the Board, Chief Executive Officer and President, the Senior Vice President/Chief Financial Officer, Assistant Secretary, and the Vice President of Finance of the Corporation be, and each one of them acting alone is, hereby authorized and directed in the name of and or on behalf of the Corporation to take such further actions with respect to the Loan as is requested by Lender.

Appendix A

Real property in the City of Tulare, County of Tulare, State of California, described as follows:

That portion of Parcel 4 and the ‘REMAINDER’ parcel of Parcel Map No. 4406, in the City of Tulare, County of Tulare, State of California, as per Map recorded in Book 45, Page 11 of Parcel Maps, in the office of the County Recorder of Said County and Situated in Section 35, Township 19 South, Range 24 East, Mount Diablo Base and Meridian, more particularly described as follows:

COMMENCING at the northwesterly corner of said ‘REMAINDER’ parcel; thence S 30°45’35” E 486.95 feet along the westerly line thereof; thence North 59°41’05” E 212.98 feet; thence South 30°18’55” East 275.86 feet to the beginning of a tangent curve concave to the southwest having a radius of 99.50 feet; thence southeasterly 18.84 feet along said curve through a central angle of 10°50’49”; thence South 19°28’06”E 13.78 feet to the beginning of a tangent curve concave to the northeast having a radius of 100.50 feet; thence Southeasterly 19.03 feet along said curve through a central angle of 10°50’49”; thence South 30°18’55” E 2.47 feet to the TRUE POINT OF BEGINNING; thence South 30°18’55” E 115.70 feet; thence South 14°41’05” W 25.49 feet; thence South 59°41’05” W 7.07 feet; thence South 30°18’55” E 116.21 feet; thence North 59°41’05” E 17.17 feet; thence South 30°18’55” E 113.92 feet; thence South 59°41’05” W 117.17 feet; thence North 30°18’55” W 363.85 feet; thence North 59°41’05” E 125.10 feet to the POINT OF BEGINNING.

Excepting therefrom all oil, gas and/or minerals in and under said land and rights incidental to the development of the same, as reserved by California Lands Incorporated, a corporation, in Deed dated October 15, 1936, recorded December 19, 1936 in Book 707, Page 309 of Official Records of Tulare County.

EXHIBIT I

PLATTED LEGAL DESCRIPTION